Exhibit 99.1

News Release

M.D.C. HOLDINGS ANNOUNCES 2015 SECOND QUARTER RESULTS

DENVER, COLORADO, Tuesday, August 4, 2015. M.D.C. Holdings, Inc. (NYSE: MDC) announced results for the quarter ended June 30, 2015.

2015 Second Quarter Highlights and Comparisons to 2014 Second Quarter

●	Ending backlog dollar value of $1.13 billion, up 48%
o	Ending backlog units of 2,558, up 36%
●	Dollar value of net new orders of $629.7 million, up 16%
o	Net new orders of 1,481, up 4%
●	Home sale revenues of $461.7 million, up 7% from $430.7 million
o	Average sales price up $38,000 per home, or 10%, to $410,000
o	Homes delivered down 3% from 1,158 to 1,126
●	Gross margin from home sales of 16.6% vs. 17.1%
o	Up 120 basis points from the 2015 first quarter
●	Interest and other income of $2.7 million, down $1.9 million from $4.6 million
●	Net income of $20.0 million, or $0.41 per share, vs. $21.5 million, or $0.44 per share
o	Pretax income of $31.9 million vs. $34.0 million

Larry A. Mizel, MDC’s Chairman and Chief Executive Officer, stated, “During the 2015 second quarter, we began to realize the benefit of our effort to reduce speculative inventory levels as our gross margin percentage was up 120 basis points sequentially, resulting primarily from the improved mix and margins on the speculative homes we closed. Additionally, at the end of the quarter, our speculative inventory levels remained relatively low, down per active community by 39% year-over-year.”

Mr. Mizel continued, “Major macroeconomic factors such as employment levels, consumer confidence and interest rates provided a more positive environment for the homebuilding industry in the 2015 second quarter. Against that backdrop, we successfully maintained a 2015 second quarter sales pace that was consistent with the same quarter from a year ago, even after implementing price increases in a majority of our subdivisions since the beginning of the year.”

Mr. Mizel concluded, “We experienced a decline in our active subdivision count during the 2015 second quarter, driven mostly by higher than expected demand resulting in the close out of communities earlier than expected and delays in opening new communities in certain markets. However, we expect our active subdivision count to rebound as new subdivisions come online during the back half of the year. With our backlog dollar value over $1.1 billion and overall liquidity of $840 million, we believe we are well prepared for to close out 2015 strongly and position the Company for continued growth in 2016.”

Homebuilding

Home sale revenues for the 2015 second quarter increased 7% to $461.7 million, compared to $430.7 million for the prior year period. The increase in revenue was driven by a 10% increase in average selling price, mostly due to a mix shift to higher-priced submarkets, but was partially offset by a 3% decrease in the number of homes closed.

Gross margin from home sales for the 2015 second quarter was 16.6%, down from 17.1% for the year earlier period, but up sequentially by 120 basis points from 15.4% for the 2015 first quarter. The 50 basis point year-over-year decline was driven by higher land and construction costs, partially offset by a 70 basis point improvement in our interest in cost of sales as a percent of home sale revenues. The sequential improvement was the result of (1) a higher percentage of our total deliveries coming from dirt starts, which typically have higher gross margins and (2) an increase in the gross margin for our speculative deliveries, due to decreased incentives offered on the sale of these units. Gross margin from home sales excluding inventory impairments and interest in cost of sales was 19.7%* for the 2015 second quarter versus 21.1%* for the year earlier period and 18.8%* for the 2015 first quarter.

SG&A expenses for the 2015 second quarter were $54.8 million, while our SG&A rate was 11.9%. For the same period in 2014, our SG&A expenses were $49.8 million, while our SG&A rate was 11.6%. The 30 basis point increase in our SG&A rate was driven primarily by $2.5 million in higher net legal expenses as our current quarter had $1.4 million of net legal expenses compared to $1.1 million in net legal recoveries during the 2014 second quarter.

For the three months ended June 30, 2015, our interest and other income decreased $1.9 million, due primarily to a lower average marketable securities balance.

The dollar value of net new orders for the 2015 second quarter increased 16% to $629.7 million from $544.8 million for the same period in 2014. The improvement was primarily driven by an 11% increase in average selling price, and to a lesser extent, a 4% increase in the number of net new orders. The increase in average selling price was primarily a result of price increases implemented in many of our markets combined with a shift in mix to higher priced communities, while the increase in the number of net new orders was driven by a slight increase in our average active subdivisions. Our cancellation rate for the 2015 second quarter was nearly unchanged from a year ago at 19% compared to 18% for the same period in the prior year.

Our backlog value at the end of the 2015 second quarter was up 48% year-over-year to $1.1 billion. The increase was driven primarily by a 36% increase in units in backlog, due primarily to a 16% year-over-year improvement in net new order activity over the past six months and a higher percentage of our units in backlog coming from dirt sales, coupled with a 9% increase in the average selling price of homes in backlog.

Financial Services

Income before taxes from our financial services operations for the 2015 second quarter was $8.3 million, an increase of $1.7 million from $6.6 million for the 2014 second quarter. The improvement was primarily due to a $1.5 million adjustment to our financial services segment to reduce insurance reserves as the result of a decline in insurance claim payment severity and frequency relative to prior period estimates.

About MDC

Since 1972, MDC's subsidiary companies have built and financed the American dream for more than 180,000 homebuyers. MDC's commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding operations across the country, including the metropolitan areas of Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, Riverside-San Bernardino, Los Angeles, San Diego, Orange County, San Francisco Bay Area, Sacramento, Washington D.C., Baltimore, Orlando, Jacksonville, South Florida and Seattle. The Company's subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol "MDC." For more information, visit www.mdcholdings.com.

Forward-Looking Statements

Certain statements in this release, including statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of MDC to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by MDC, including cancellation rates, net home orders, home gross margins, land and home values and subdivision counts; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of MDC’s investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican Mortgage Corporation’s sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by MDC in its homebuilding operations; (9) the availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns and natural disasters; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including the interpretation of tax, labor and environmental laws; (15) terrorist acts and other acts of war; (16) changes in energy prices; and (17) other factors over which MDC has little or no control. Additional information about the risks and uncertainties applicable to MDC's business is contained in MDC's Form 10-Q for the quarter ended June 30, 2015, which is scheduled to be filed with the Securities and Exchange Commission today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. MDC undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or webcasts should be consulted.

Contact:     Robert N. Martin

Senior Vice President, Chief Financial Officer and Principal Accounting Officer

1-866-424-3395 / (720) 977-3395

IR@mdch.com

*Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

M.D.C. HOLDINGS, INC.

Consolidated Statements of Operations and Comprehensive Income

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$461,708	$430,743	$838,717	$749,277
Land sale revenues	-	518	910	518
Total home and land sale revenues	461,708	431,261	839,627	749,795
Home cost of sales	(385,019)	(356,175)	(703,661)	(615,653)
Land cost of sales	-	(522)	(1,125)	(522)
Inventory impairments	-	(850)	(350)	(850)
Total cost of sales	(385,019)	(357,547)	(705,136)	(617,025)
Gross margin	76,689	73,714	134,491	132,770
Selling, general and administrative expenses	(54,781)	(49,798)	(105,313)	(98,140)
Interest and other income	2,720	4,613	4,574	18,162
Interest expense	-	-	-	(685)
Other expense	(1,055)	(1,080)	(2,189)	(1,693)
Loss on early extinguishment of debt	-	-	-	(9,412)
Homebuilding pretax income	23,573	27,449	31,563	41,002

Financial Services:
Revenues	11,420	11,491	22,011	20,714
Expenses	(4,207)	(5,615)	(10,366)	(10,539)
Interest and other income	1,096	701	2,000	1,489
Financial services pretax income	8,309	6,577	13,645	11,664

Income before income taxes	31,882	34,026	45,208	52,666
Provision for income taxes	(11,884)	(12,484)	(16,790)	(19,620)
Net income	$19,998	$21,542	$28,418	$33,046

Other comprehensive income (loss) related to available for sale securities, net of tax	(360)	2,327	948	(1,719)
Comprehensive income	$19,638	$23,869	$29,366	$31,327

Earnings per share:
Basic	$0.41	$0.44	$0.58	$0.68
Diluted	$0.41	$0.44	$0.58	$0.67

Weighted average common shares outstanding
Basic	48,768,021	48,640,979	48,741,476	48,613,521
Diluted	49,005,037	48,852,696	48,954,059	48,842,527

Dividends declared per share	$0.25	$0.25	$0.50	$0.50

M.D.C. HOLDINGS, INC.

Consolidated Balance Sheets

	June 30,	December 31,
	2015	2014
ASSETS	(Dollars in thousands, except
	per share amounts)
Homebuilding:	(Unaudited)
Cash and cash equivalents	$148,226	$122,642
Marketable securities	123,105	140,878
Restricted cash	4,944	2,816
Trade and other receivables	27,120	28,555
Inventories:
Housing completed or under construction	774,069	732,692
Land and land under development	898,398	935,268
Total inventories	1,672,467	1,667,960
Property and equipment, net	29,101	30,491
Deferred tax asset, net	123,519	140,486
Metropolitan district bond securities (related party)	22,259	18,203
Prepaid and other assets	68,702	67,996
Total homebuilding assets	2,219,443	2,220,027
Financial Services:
Cash and cash equivalents	32,062	31,183
Marketable securities	14,438	15,262
Mortgage loans held-for-sale, net	79,728	88,392
Other assets	6,265	3,574
Total financial services assets	132,493	138,411
Total Assets	$2,351,936	$2,358,438
LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$33,956	$35,445
Accrued liabilities	116,034	115,117
Revolving credit facility	15,000	15,000
Senior notes, net	846,752	846,450
Total homebuilding liabilities	1,011,742	1,012,012
Financial Services:
Accounts payable and accrued liabilities	53,969	57,268
Mortgage repurchase facility	50,000	60,822
Total financial services liabilities	103,969	118,090
Total Liabilities	1,115,711	1,130,102
Stockholders' Equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.01 par value; 250,000,000 shares authorized; 48,885,411 and 48,831,639 issued and outstanding at June 30, 2015 and December 31, 2014, respectively	489	488
Additional paid-in-capital	912,921	909,974
Retained earnings	311,412	307,419
Accumulated other comprehensive income	11,403	10,455
Total Stockholders' Equity	1,236,225	1,228,336
Total Liabilities and Stockholders' Equity	$2,351,936	$2,358,438

M.D.C. HOLDINGS, INC.

Consolidated Statement of Cash Flows

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(Dollars in thousands)
	(Unaudited)
Operating Activities:
Net income	$19,998	$21,542	$28,418	$33,046
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Loss on early extinguishment of debt	-	-	-	9,412
Stock-based compensation expense	1,716	1,258	2,591	2,550
Depreciation and amortization	1,009	999	2,092	1,933
Inventory impairments	-	-	350	-
Gain on sale of marketable securities	(473)	549	(462)	(6,356)
Amortization of discount / premiums on marketable debt securities, net	41	512	100	422
Deferred income tax expense (benefit)	11,554	12,451	16,267	19,554
Net changes in assets and liabilities:
Restricted cash	(684)	(683)	(2,128)	7
Trade and other receivables	5,849	302	(292)	(8,409)
Mortgage loans held-for-sale	(15,020)	6,423	8,664	34,201
Housing completed or under construction	(45,756)	(47,178)	(41,474)	(122,368)
Land and land under development	38,193	972	36,919	(62,746)
Prepaid expenses and other assets	(3,607)	(2,734)	(3,118)	(9,615)
Accounts payable and accrued liabilities	16,263	30,468	(3,418)	12,097
Net cash provided by (used in) operating activities	29,083	24,881	44,509	(96,272)

Investing Activities:
Purchases of marketable securities	(14,195)	(25,992)	(34,679)	(382,279)
Maturities of marketable securities	-	26,065	1,510	159,789
Sales of marketable securities	37,203	20,414	50,179	306,769
Purchases of property and equipment	(81)	(809)	(421)	(1,354)
Net cash provided by investing activities	22,927	19,678	16,589	82,925

Financing Activities:
Payments on mortgage repurchase facility, net	9,963	(7,142)	(10,822)	(30,876)
Proceeds from issuance of senior notes	-	-	-	248,375
Repayment of senior notes	-	-	-	(259,118)
Advances on revolving credit facility	-	10,000	-	10,000
Dividend payments	(12,212)	(12,205)	(24,425)	(24,412)
Proceeds from exercise of stock options	612	-	612	71
Net cash used in financing activities	(1,637)	(9,347)	(34,635)	(55,960)

Net increase (decrease) in cash and cash equivalents	50,373	35,212	26,463	(69,307)
Cash and cash equivalents:
Beginning of period	129,915	94,819	153,825	199,338
End of period	$180,288	$130,031	$180,288	$130,031

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

New Home Deliveries

	Three Months Ended June 30,
	2015			2014			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	203	$58,691	$289.1	184	$47,413	$257.7	10%	24%	12%
California	185	89,544	484.0	143	70,898	495.8	29%	26%	(2)%
Nevada	134	46,616	347.9	144	42,782	297.1	(7)%	9%	17%
Washington	59	22,850	387.3	78	28,568	366.3	(24)%	(20)%	6%
West	581	217,701	374.7	549	189,661	345.5	6%	15%	8%
Colorado	317	147,925	466.6	328	132,004	402.5	(3)%	12%	16%
Utah	25	8,968	358.7	44	14,143	321.4	(43)%	(37)%	12%
Mountain	342	156,893	458.8	372	146,147	392.9	(8)%	7%	17%
Maryland	57	25,702	450.9	81	36,351	448.8	(30)%	(29)%	0%
Virginia	60	28,326	472.1	67	35,023	522.7	(10)%	(19)%	(10)%
Florida	86	33,086	384.7	89	23,561	264.7	(3)%	40%	45%
East	203	87,114	429.1	237	94,935	400.6	(14)%	(8)%	7%
Total	1,126	$461,708	$410.0	1,158	$430,743	$372.0	(3)%	7%	10%

	Six Months Ended June 30,
	2015			2014			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	353	$105,577	$299.1	309	$80,085	$259.2	14%	32%	15%
California	325	158,530	487.8	235	111,998	476.6	38%	42%	2%
Nevada	245	87,530	357.3	264	82,719	313.3	(7)%	6%	14%
Washington	115	42,881	372.9	142	51,281	361.1	(19)%	(16)%	3%
West	1,038	394,518	380.1	950	326,083	343.2	9%	21%	11%
Colorado	562	259,863	462.4	576	225,387	391.3	(2)%	15%	18%
Utah	56	20,140	359.6	68	21,705	319.2	(18)%	(7)%	13%
Mountain	618	280,003	453.1	644	247,092	383.7	(4)%	13%	18%
Maryland	113	52,858	467.8	158	73,256	463.6	(28)%	(28)%	1%
Virginia	119	57,446	482.7	124	62,290	502.3	(4)%	(8)%	(4)%
Florida	147	53,892	366.6	155	40,556	261.7	(5)%	33%	40%
East	379	164,196	433.2	437	176,102	403.0	(13)%	(7)%	8%
Total	2,035	$838,717	$412.1	2,031	$749,277	$368.9	0%	12%	12%

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Net New Orders

	Three Months Ended June 30,
	2015				2014				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *
	(Dollars in thousands)
Arizona	250	$70,350	$281.4	2.35	262	$74,051	$282.6	2.65	(5)%	(5)%	(0)%	(11)%
California	283	158,462	559.9	4.44	214	101,695	475.2	4.14	32%	56%	18%	7%
Nevada	150	56,254	375.0	4.55	180	57,456	319.2	3.75	(17)%	(2)%	17%	21%
Washington	109	45,769	419.9	2.79	74	27,960	377.8	2.67	47%	64%	11%	4%
West	792	330,835	417.7	3.27	730	261,162	357.8	3.22	8%	27%	17%	2%
Colorado	410	187,483	457.3	3.23	410	171,001	417.1	3.67	0%	10%	10%	(12)%
Utah	63	22,458	356.5	3.11	55	17,517	318.5	3.06	15%	28%	12%	2%
Mountain	473	209,941	443.8	3.22	465	188,518	405.4	3.58	2%	11%	9%	(10)%
Maryland	61	28,660	469.8	2.14	77	37,877	491.9	1.71	(21)%	(24)%	(4)%	25%
Virginia	43	22,318	519.0	1.74	64	31,305	489.1	2.59	(33)%	(29)%	6%	(33)%
Florida	112	37,938	338.7	2.45	83	25,966	312.8	1.78	35%	46%	8%	38%
East	216	88,916	411.6	2.18	224	95,148	424.8	1.93	(4)%	(7)%	(3)%	13%
Total	1,481	$629,692	$425.2	3.03	1,419	$544,828	$384.0	3.00	4%	16%	11%	1%

	Six Months Ended June 30,
	2015				2014				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate
	(Dollars in thousands)
Arizona	475	$132,673	$279.3	2.22	453	$127,560	$281.6	2.50	5%	4%	(1)%	(11)%
California	512	280,992	548.8	4.15	367	178,119	485.3	4.12	40%	58%	13%	1%
Nevada	377	143,669	381.1	4.83	330	102,618	311.0	3.50	14%	40%	23%	38%
Washington	221	91,814	415.4	2.90	166	62,212	374.8	2.69	33%	48%	11%	8%
West	1,585	649,148	409.6	3.22	1,316	470,509	357.5	3.09	20%	38%	15%	4%
Colorado	900	418,453	464.9	3.56	806	333,920	414.3	3.60	12%	25%	12%	(1)%
Utah	129	46,747	362.4	3.27	98	32,219	328.8	2.86	32%	45%	10%	14%
Mountain	1,029	465,200	452.1	3.52	904	366,139	405.0	3.50	14%	27%	12%	1%
Maryland	128	62,276	486.5	2.33	145	69,515	479.4	1.51	(12)%	(10)%	1%	54%
Virginia	115	57,497	500.0	2.10	123	61,485	499.9	2.21	(7)%	(6)%	0%	(5)%
Florida	217	77,374	356.6	2.51	167	52,490	314.3	1.97	30%	47%	13%	27%
East	460	197,147	428.6	2.34	435	183,490	421.8	1.84	6%	7%	2%	27%
Total	3,074	$1,311,495	$426.6	3.13	2,655	$1,020,138	$384.2	2.88	16%	29%	11%	9%

* Calculated as total net new orders in period ÷ average active communities during period ÷ number of months in period

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Active Subdivisions

				Average Active Subdivisions			Average Active Subdivisions
	Active Subdivisions			Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%	June 30,		%
	2015	2014	Change	2015	2014	Change	2015	2014	Change
Arizona	35	34	3%	36	33	9%	36	30	20%
California	20	20	0%	21	17	24%	21	15	40%
Nevada	11	16	(31)%	11	16	(31)%	13	16	(19)%
Washington	13	8	63%	13	9	44%	13	10	30%
West	79	78	1%	81	75	8%	83	71	17%
Colorado	39	36	8%	42	37	14%	42	37	14%
Utah	7	6	17%	7	6	17%	7	6	17%
Mountain	46	42	10%	49	43	14%	49	43	14%
Maryland	9	14	(36)%	10	15	(33)%	9	16	(44)%
Virginia	7	8	(13)%	8	9	(11)%	9	10	(10)%
Florida	15	17	(12)%	15	16	(6)%	14	14	0%
East	31	39	(21)%	33	40	(18)%	32	40	(20)%
Total	156	159	(2)%	163	158	3%	164	154	6%

Backlog

	June 30,
	2015			2014			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	353	$102,062	$289.1	304	$90,028	$296.1	16%	13%	(2)%
California	379	217,806	574.7	279	135,197	484.6	36%	61%	19%
Nevada	287	114,305	398.3	206	66,713	323.8	39%	71%	23%
Washington	161	68,564	425.9	70	26,127	373.2	130%	162%	14%
West	1,180	502,737	426.0	859	318,065	370.3	37%	58%	15%
Colorado	917	428,450	467.2	647	278,643	430.7	42%	54%	8%
Utah	113	39,681	351.2	56	18,583	331.8	102%	114%	6%
Mountain	1,030	468,131	454.5	703	297,226	422.8	47%	58%	7%
Maryland	83	42,326	510.0	116	58,674	505.8	(28)%	(28)%	1%
Virginia	86	44,964	522.8	102	49,381	484.1	(16)%	(9)%	8%
Florida	179	71,180	397.7	106	38,120	359.6	69%	87%	11%
East	348	158,470	455.4	324	146,175	451.2	7%	8%	1%
Total	2,558	$1,129,338	$441.5	1,886	$761,466	$403.7	36%	48%	9%

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Homes Completed or Under Construction (WIP lots)

	June 30,		%
	2015	2014	Change
Unsold:
Completed	229	419	(45)%
Under construction	459	725	(37)%
Total unsold started homes	688	1,144	(40)%
Sold homes under construction or completed	1,787	1,422	26%
Model homes	281	263	7%
Total homes completed or under construction	2,756	2,829	(3)%

Lots Owned and Options (including homes completed or under construction)

	June 30, 2015			June 30, 2014
	Lots Owned	Lots Optioned	Total	Lots Owned	Lots Optioned	Total	Total % Change
Arizona	1,972	40	2,012	2,683	50	2,733	(26)%
California	1,625	55	1,680	1,655	132	1,787	(6)%
Nevada	1,683	420	2,103	1,534	434	1,968	7%
Washington	825	129	954	756	226	982	(3)%
West	6,105	644	6,749	6,628	842	7,470	(10)%
Colorado	3,878	821	4,699	4,439	983	5,422	(13)%
Utah	535	-	535	553	163	716	(25)%
Mountain	4,413	821	5,234	4,992	1,146	6,138	(15)%
Maryland	385	325	710	409	434	843	(16)%
Virginia	588	319	907	569	499	1,068	(15)%
Florida	910	160	1,070	803	384	1,187	(10)%
East	1,883	804	2,687	1,781	1,317	3,098	(13)%
Total	12,401	2,269	14,670	13,401	3,305	16,706	(12)%

M.D.C. HOLDINGS, INC.

Reconciliations of Non-GAAP Financial Measures

Gross Margin from Home Sales Excluding Interest and Impairments (Unaudited)

Gross Margin from Home Sales Excluding Impairments and Gross Margin from Home Sales Excluding Interest and Impairments are non-GAAP financial measures. We believe this information is meaningful as it isolates the impact that interest and impairments have on our Gross Margin from Home Sales and permits investors to make better comparisons with our competitors, who also break out and adjust gross margins in a similar fashion.

	Three Months Ended
	June 30, 2015	Gross Margin %	March 31, 2015	Gross Margin %	June 30, 2014	Gross Margin %
	(Dollars in thousands)
Gross Margin	$76,689	16.6%	$57,802	15.3%	$73,714	17.1%
Less: Land Sales Revenue	-		(910)		(518)
Add: Land Cost of Sales	-		1,125		522
Gross Margin from Home Sales	76,689	16.6%	58,017	15.4%	73,718	17.1%
Add: Inventory Impairments	-		350		850
Gross Margin from Home Sales Excluding Impairments	76,689	16.6%	58,367	15.5%	74,568	17.3%
Add: Interest in Cost of Sales	14,439		12,491		16,522
Gross Margin from Home Sales Excluding Impairments and Interest in Cost of Sales	$91,128	19.7%	$70,858	18.8%	$91,090	21.1%

	Six Months Ended June 30,
	June 30, 2015	Gross Margin %	June 30, 2014	Gross Margin %
	(Dollars in thousands)
Gross Margin	$134,491	16.0%	$132,770	17.7%
Less: Land Sales Revenue	(910)		(518)
Add: Land Cost of Sales	1,125		522
Gross Margin from Home Sales	134,706	16.1%	132,774	17.7%
Add: Inventory Impairments	350		850
Gross Margin from Home Sales Excluding Impairments	135,056	16.1%	133,624	17.8%
Add: Interest in Cost of Sales	26,930		28,246
Gross Margin from Home Sales Excluding Impairments and Interest in Cost of Sales	$161,986	19.3%	$161,870	21.6%